UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): September 12, 2010

Vyteris, Inc.
(Exact Name of Registrant as Specified in its Charter)

Nevada	000-32741	84-1394211
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

13-01 Pollitt Drive, Fair Lawn, NJ		07410
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (201) 703-2299

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement

On September 12, 2010, Vyteris, Inc. (“Registrant”) executed an Agreement and Plan of Merger (the “Merger Agreement”) by and among MediSync BioServices, Inc., a Delaware corporation (“MediSync”), Registrant and a newly created subsidiary of Registrant (the “Merger Sub“), pursuant to which the Merger Sub will be merged with and into MediSync, with MediSync continuing as the surviving corporation and a wholly-owned subsidiary of Registrant (the “Merger”). Registrant’s Board of Directors previously approved Registrant’s entry into the Merger Agreement.  As a result of the Merger, the business of MediSync will be wholly owned and operated by Registrant.

The following is a summary of certain of the terms and conditions set forth in the Merger Agreement.  A copy of the Merger Agreement is attached hereto as Exhibit 99.1.

Purchase Price

Subject to the terms and conditions set forth in the Merger Agreement, Registrant has agreed to pay the following consideration to the holders of debt and equity securities of MediSync in connection with the Merger:

• To the holders of MediSync Common Stock, five (5) shares of Registrant Common Stock for each share of MediSync Common Stock .

• To the holders of convertible notes and other indebtedness of MediSync, five (5) shares of Registrant Common Stock for each $1.00 of MediSync debt.

• To the holders of MediSync warrants, warrants to purchase five (5) shares of Registrant Common Stock, at  a $0.20 exercise price, for each warrant to purchase (i) a share of MediSync Common Stock and (ii) $1 of convertible note to be issued by MediSync.

•  To the holders of MediSync options, options to purchase five (5) shares of Registrant Common Stock for each option to purchase a share of MediSync Common Stock.

In total, (i) 25,031,253 shares of Registrant Common Stock, with an aggregate value of $14,768,439 (based upon a per share closing price of Registrant Common Stock on September 15, 2010, of $0.59 per share) shall be issued to holders of MediSync Common Stock, convertible notes and other indebtedness, (ii) warrants to purchase 2,090,000 shares of Registrant Common Stock shall be issued to holders of MediSync warrants and (iii) options to purchase 1,010,250 shares of Registrant Common Stock shall be issued to holders of MediSync options.

Board Seats

Subject to the terms and conditions set forth in the Merger Agreement, the parties agreed that upon consummation of the Merger, two current MediSync directors shall be appointed to the Vyteris Board of Directors.

Closing Conditions and Closing

The parties have made customary representations, warranties, covenants and indemnification provisions in the Merger Agreement. The parties’ obligations to consummate the closing of the Merger are subject to certain closing conditions, including stockholder approval, and there can be no assurance that the Merger will be consummated.  In addition, the Merger Agreement contains certain termination rights for both parties.  Registrant anticipates that closing of the Merger will occur on or before November 15, 2010 if all closing conditions of both Registrant and MediSync are met.

Item 3.02 Unregistered Sales of Equity Securities

On September 12, 2010, Registrant entered into the Merger Agreement providing for the issuance of Registrant Common Stock upon the terms and conditions of the Merger Agreement. See Item 1.01 above. The issuance of the Registrant Common Stock will be made in reliance on the private placement exemption from the registration requirements of the Securities Act of 1933, as amended, provided by Section 4(2) thereof.

Item 9.01  Exhibits

99.1	Agreement and Plan of Merger (the “Merger Agreement”) by and among MediSync BioServices, Inc., a Delaware corporation (“MediSync”), Registrant and a newly created subsidiary of Registrant.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VYTERIS, INC.

By:	/s/ Joseph Himy
Name: Joseph Himy
Title: Chief Financial Officer

Dated:  September 16, 2010

LIST OF EXHIBITS

99.1	Agreement and Plan of Merger (the “Merger Agreement”) by and among MediSync BioServices, Inc., a Delaware corporation (“MediSync”), Registrant and a newly created subsidiary of Registrant.